UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2007

MERIDIAN INTERSTATE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	333-146373	20-4652200
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

10 Meridian Street, East Boston, Massachusetts	02128
(Address of principal executive offices)	(Zip Code)

(617) 567-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 21, 2007, Meridian Interstate Bancorp, Inc., a Massachusetts mid-tier stock holding company (the “Company”), Meridian Financial Services, Incorporated, a Massachusetts chartered mutual holding company and East Boston Savings Bank, a Massachusetts chartered stock savings bank (the “Bank”), entered into an Agency Agreement with Keefe Bruyette & Woods, Inc., who will act as the Company’s marketing agent to assist the Company in the marketing of shares of common stock during the Company’s stock offering.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-146373) filed under the Securities Act of 1933, as amended, and a related prospectus dated November 13, 2007. For a description of the fees to be paid to Keefe, Bruyette & Woods, see “The Stock Offering—Marketing Arrangements” in the prospectus.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 8.01                Other Events.

On November 23, 2007, Meridian Interstate Bancorp, Inc. issued a press release announcing that Meridian Interstate Bancorp, Inc., the mid-tier stock holding company for East Boston Savings Bank, had received conditional approval from the Massachusetts Commissioner of Banks and the Federal Reserve Board to conduct the stock offering and that the registration statement relating to the sale of common stock of Meridian Interstate Bancorp, Inc. had been declared effective by the Securities and Exchange Commission.

A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits

	Number	Description

	1.1	Agency Agreement dated November 13, 2007 between Meridian Interstate Bancorp, Inc., Meridian Financial Services, Incorporated, East Boston Savings Bank and Keefe Bruyette & Woods, Inc.

	99.1	Press Release Dated November 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MERIDIAN INTERSTATE BANCORP, INC.

Date: November 26, 2007	By:	/s/ Richard J. Gavegnano
Richard J. Gavegnano
Chairman and Chief Executive Officer